UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2024

Date of Report

 (Date of earliest event reported)

Trutankless, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54219	26-2137574
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15900 North 78th Street

Suite 200

Scottsdale, AZ 85260

(480) 275-7572

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2024, Michael Stebbins submitted to the Board of Directors (the “Board”) of Trutankless, Inc. (the “Company”) his resignation as an officer and director the Company.  Mr. Stebbins’ resignation is not the result of any disagreement, dispute, claim, or issue with the Company.

In conjunction with Mr. Stebbins’ resignation, on April 2, 2024, the Board selected Mr. Guy Newman to fill the vacant seat on the Board.  That same day, the Board appointed Mr. Newman to serve as Chief Executive Officer of the Company.

Mr. Newman, age 59, has over thirty-five (35) years of experience in financial markets and he excels in nurturing early-stage companies, driving cutting-edge product development and implementing sound product to market strategies.  Between 2016 and 2021 he was instrumental in the development, distribution, and marketing of Twin Vee PowerCats Co.’s (“Twin Vee”) new line of catamarans and aided the initial trading of the Twin Vee’s shares on the Nasdaq exchange.  Mr. Newman graduated from Marlborough College in England in 1983.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Resignation Letter of Michael Stebbins dated April 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUTANKLESS, INC.

Dated: April 4, 2024	/s/ Guy Newman
Guy Newman
Principal Executive Officer

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